Exhibit 10.03

AMENDMENT NO. 1 TO THE CONVERTIBLE DEBENTURE DATED APRIL 23, 2010

THIS AMENDMENT NO. 1 TO THE CONVERTIBLE DEBENTURE DATED APRIL 23, 2010 (as amended, restated, supplemented or otherwise modified from time to time, this “Amendment”) dated as of April 27, 2010 by and between CLICKER Inc., a Nevada corporation (the “Company”) and Cortell Communications Inc, a Delaware corporation (“Investor”), amends that certain Convertible Debenture, dated April 23, 2010, issued by the Company to the Investor (the “Debenture”).

W I T N E S S E T H:

WHEREAS, the parties wish to amend the Conversion Price of the Debenture;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Capitalized terms used herein without definition and defined in the Debenture are used herein as defined therein.

Section 2.  The definition of Conversion Price in Article 2.1 is hereby amended and restated as follows:

“The “Conversion Price” shall mean the lesser of (i) forty percent (40%) of the average of the closing bid price of the Common Stock during the five (5) trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP or such other quotation service as mutually agreed to by the parties or (ii) forty percent (40%) of the closing bid price of the Common Stock on the date of issuance of this Debenture.”

Section 3.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

CLICKER INC.	CORTELL COMMUNICATIONS INC.

/s/ ALBERT AIMERS	/s/ GARY CORTELL
Name: Albert Aimers	Name: Gary Cortell
Title: Chief Executive Officer	Title: Chief Executive Officer